Exhibit (10)(iii)(A)(6.1)

AMENDMENT TO BROADWING INC.

1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

The Broadwing Inc. 1997 Stock Option Plan for Non-Employee Directors (the “Plan”) is hereby amended, effective as of May 27, 2003 and in order to reflect the change in the name of the sponsor of the Plan from Broadwing Inc. to Cincinnati Bell Inc., in the following respects.

1.      The name of the Plan is amended to be the “Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors”.

2.      The first paragraph of text under Paragraph 1 of the Plan is amended in its entirety to read as follows:

The Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors (the “Plan”) is intended to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its shareholders and to provide additional incentive for such directors to continue to work for the best interest of the Company and its shareholders. For purposes of the Plan, the term “Company” means Cincinnati Bell Inc. (which corporation was named Broadwing Inc. from April 20, 2000 to May 27, 2003).

IN ORDER TO EFFECT THE FOREGOING CHANGES TO THE PLAN, the Plan’s sponsor, Cincinnati Bell Inc., has caused its name to be subscribed to this Plan amendment.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Title:	V.P. and General Counsel
Date:	8-15-03